UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 24, 2011

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6868 Cortona Drive

Santa Barbara, CA 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                              Other Events

On January 26, 2011, Occam Networks, Inc., issued a press release announcing that it intends to convene and immediately adjourn the special meeting of its stockholders, which is scheduled for January 27, 2011 for the purpose of obtaining the approval of Occam stockholders of the proposed acquisition of Occam Networks by Calix, Inc. pursuant to the Agreement and Plan of Merger and Reorganization dated September 16, 2010, without a vote on the merger proposal.  The special meeting will be adjourned until 10:00 a.m. (local time) on February 22, 2011, at Occam’s offices at 3185 Laurelview Court, Fremont, California, 94538, in response to an order from the Delaware Court of Chancery requiring Occam Networks to make available to its stockholders prior to the vote additional information and requiring a deposition of Occam’s financial advisor.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.                              Financial Statements and Exhibits.

(d)                         Exhibits

Exhibit Number	Description
99.1	Press Release of Occam Networks, Inc. dated January 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

Date: January 26, 2011	By:	/s/ Jeanne Seeley
Jeanne Seeley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Occam Networks, Inc. dated January 26, 2011.